Exhibit 99.1
SATELLITE SERVICE AGREEMENT FOR CIEL-2
     THIS AGREEMENT between Ciel Satellite Communications Inc. (“Ciel”), on the one hand, and EchoStar Satellite L.L.C. (“Customer”) *** on the other hand, is made effective as of 19 August 2005 (the “Effective Date”). Defined terms used in this Agreement have the meanings specified herein. ***
ARTICLE 1. SERVICE PROVIDED
1.A. Scope. Ciel is the licensee of the BSS frequencies at the 129° W.L. orbital location (the “Orbital Location”) and intends to construct, launch and operate a BSS communications satellite designated as the “Ciel 2 Satellite” in one Orbital Location. Ciel intends to begin providing commercial service on the Ciel-2 Satellite to the *** In accordance with and subject to the terms and conditions of this Agreement, Ciel has agreed to provide certain satellite services to Customer and reserve certain of the capacity of the Ciel-2 Satellite in observance of Ciel’s obligations set forth in the Conditions of Licence. *** The Service shall be provided in accordance with and subject to the terms and conditions set forth in this agreement, including Attachments A — H (as listed below), which are hereby incorporated by reference in their entirety (collectively, the “Agreement”). In the event of any conflict or inconsistency between the terms and conditions set forth in the body of this Agreement and the terms and conditions set forth in any Attachment hereto, then the terms and conditions set forth in the body of this Agreement shall control.
     Attachment A — Technical Performance Specifications
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1.B. Terms Related to Construction Contract, Launch Service Agreement, and Insurance.
     1.B(3) Ciel and Customer shall collaborate in good faith toward reaching agreements on the Technical Performance Specifications and other requirements for, and toward the successful construction, insurance and launch of, the Ciel-2 Satellite, provided that in the event that Ciel and Customer are not able to otherwise agree on any of the above-listed items, then ***
     Subject to the parties’ respective rights and obligations set forth in the immediately preceding paragraph, the parties shall use commercially reasonable efforts to cause the execution of the Construction Contract and complete the Technical Performance Specifications *** Upon completion, the Technical Performance Specifications shall be attached hereto as Attachment A, and shall be deemed to be incorporated by reference in their entirety. ***
     *** the relevant parameters established pursuant to the Construction Contract shall be extracted and used as the basis for the values to be utilized in the Technical Performance Specifications to this Agreement. ***
     1.B(4) *** Notwithstanding the foregoing, Ciel agrees to notify Customer of all changes to the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Satellite (even if the relevant changes do not affect the Technical Performance Specifications), within a reasonable period of time after making such changes.***
     1.B(7) Ciel agrees to keep Customer promptly apprised of all material third party discussions related to the Launch Service Agreement. Ciel, *** shall collaborate with and include Customer in all significant decisions related to the Launch Service Agreement, *** Subject to any applicable ITAR and EAR restrictions, Customer and Customer’s U.S. citizen representatives shall be permitted to participate in reviews of each of the launch service provider’s milestone events with respect to launch of the Satellite. Customer and Customer’s guests may *** attend the launch of the Satellite.
     1.B(8) Ciel agrees to keep Customer promptly apprised of all material third party discussions related to insurance. Ciel, *** shall collaborate with and include Customer in all significant decisions related to insurance, including without limitation the placement of insurance, ***
     1.B(13) *** In the event of any conflict or inconsistency between Ciel’s obligations in this Subsection 1.B(13), any other provision of this Agreement and the Conditions of Licence, the Conditions of Licence shall prevail over Ciel’s obligations in this Subsection 1.B(13) and any other provision of this Agreement, and Ciel’s obligations in this Subsection 1.B(13) shall prevail over any other provision of this Agreement.
1.C. Service Term. The term for Service (the “Service Term”) on any Satellite *** shall commence on the In-Service Date for that Satellite, and, except as otherwise provided herein, shall expire on the earlier of (1) ten (10) years after such In-Service Date (the “Initial Term”), or (2) the date that Satellite becomes a Failed Satellite. The Service Term on any Satellite *** that is not a Failed Satellite may be extended at Customer’s sole option for successive one-year periods (or a portion thereof in the case of the final extension) until the Satellite reaches its End-of-Life (each an “Extended Term”), upon written notice to Ciel provided at least *** prior to the end of the Initial Term and/or the then current Extended Term, and provided that, at the time of each such extension, Customer is in full compliance with all of its obligations under this Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

1.D. Notices. All notices regarding technical or operational matters requiring immediate attention shall be given by telephone to the telephone number set forth below for Customer and the telephone number set forth in the User’s Guide for Ciel and shall be followed by written notification in accordance with the procedure set forth below. Any other notice required or permitted to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party to be notified, addressed to such party at the address set forth below, or sent by facsimile to the fax number set forth below, or such other address or fax number as such party may have substituted by written notice to the other party. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof.
If to be given to Customer:
Attn: David Bair
Senior Vice President, Space Programs and Operations
EchoStar Satellite L.L.C.
P.O. Box 6655 (for first class certified mail)
Englewood, CO 80155
9601 S. Meridian Blvd. (for overnight courier)
Englewood, CO 80112
Fax #: ***
cc: David K. Moskowitz, Esq.
Executive Vice President & General Counsel
(same addresses and fax number)
cc: R. Stanton Dodge, Esq.
Senior Vice President & Deputy General Counsel
Fax #: ***
(same addresses)
If to be given to Ciel:
Attn: Kevin Smyth
Chief Executive Officer
Ciel Satellite Communications Inc.
Suite 104
240 Terence Matthews Crescent
Kanata, ON
Canada K2M 2C4
Fax #: ***
cc: Scott Gibson
Vice President and General Counsel
(same address and fax number)

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Customer’s 24-Hour Emergency Telephone # for Technical/Operational Issues:
Tel #: ***
ARTICLE 2. PAYMENTS AND OTHER CONSIDERATIONS/ ***
2.B. Monthly Recurring Charges.
     2.B(1) Commencing on the In-Service Date and for the duration of the Service Term (including any Extended Terms) Customer shall pay to Ciel for the Service a monthly recurring service charge (the “MRC”) with respect to the Ciel-2 Satellite ***
2.C. Monthly Recurring Charges Adjustments/Refunds.
     2.C(1) In the event of a Partial Loss (but not a Satellite Failure), Customer shall be entitled to a refund of any MRC already paid, and a reduction of the MRC to be paid, in either case applicable to the period of such Partial Loss until either (a) such Partial Loss is restored through the use of spare equipment on the Satellite, or (b) the Service Term ends, in an amount calculated in accordance with the provisions in Attachment B hereto, ***. Ciel shall refund to Customer any Charges paid for periods subsequent to the date of a Satellite Failure, including the period between and including the date of the Satellite Failure and the date upon which it is determined that a Satellite Failure has occurred.
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ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS
3.A. Ciel’s Representations, Warranties and Covenants. Ciel hereby represents, warrants and covenants to Customer as follows:
     3.A(1) It is a federal corporation duly organized, validly existing and in good standing under the laws of Canada. It is duly licensed or qualified to do business as a foreign or extraprovincial corporation in all jurisdictions where the failure to be so qualified would materially adversely affect its ability to perform its obligations hereunder. It has all requisite power and authority to own its properties and carry on its business as now conducted.
     3.A(2) The execution, delivery and performance (as provided herein) by Ciel of this Agreement has been duly authorized by all requisite corporate action of Ciel (including without limitation any necessary action of its directors and shareholders) and shall not violate any applicable provisions of law or any order of any court or any agency of government and shall not conflict with or result in a breach under (a) its constating documents, or (b) any material agreement to which Ciel is a party or by which it is bound. This Agreement is a legal, valid and binding obligation of Ciel, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

     3.A(3) Ciel has not retained or authorized anyone to represent it as a broker or finder in connection with this Agreement.
     3.A(4) In connection with Ciel’s performance under this Agreement, Ciel shall comply in all material respects with all applicable laws, regulations, or orders of any Governmental Entity, including without limitation IC.
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     3.A(9) Ciel’s Program Management for a Satellite shall apply the same degree of care as is normally applied by Ciel and its Affiliates to satellite construction efforts for the other satellites owned by Ciel and its Affiliates.
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3.B. Customer’s Representations, Warranties and Covenants. Customer hereby represents, warrants and covenants to Ciel as follows:
     3.B(1) It is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado. It is duly licensed or qualified to do business as a foreign entity in all jurisdictions where the failure to be so qualified would materially adversely affect its ability to perform its obligations hereunder. It has all requisite power and authority to own its properties and carry on its business as now conducted.
     3.B(2) The execution, delivery and performance (as provided herein) by Customer of this Agreement has been duly authorized by all requisite corporate action of Customer (including without limitation any necessary action of its directors and shareholders) and shall not violate any applicable provisions of law or any order of any court or agency of government and shall not conflict with or result in a breach under (a) its Articles of Incorporation or By-Laws, or (b) any material agreement to which Customer is a party or by which it is bound. This Agreement is a legal, valid and binding obligation of Customer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
     3.B(3) Customer has not employed or authorized anyone to represent it as a broker or finder in connection with this Agreement.
     3.B(4) In connection with Customer’s performance under this Agreement, Customer shall comply in all material respects with all applicable laws, regulations, or orders of any Governmental Entity, including without limitation those governing content of transmissions and all IC and FCC licence requirements.
     3.B(5) Customer shall properly illuminate and shall use commercially reasonable efforts to cause third parties that Customer authorizes to use the Service to properly illuminate the Transponders.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

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ARTICLE 4. SERVICE RESPONSIBILITIES
4.A. Laws and Regulations Governing Service. Construction, launch, location and operation of the Satellite, Ciel’s satellite system and Ciel’s performance of all obligations pursuant to this Agreement are subject to all applicable laws and regulations of both Canada and the United States, including without limitation ITAR and EAR, the Radiocommunication Act and the Communications Act, the rules and regulations of IC and of the FCC, and coordination agreements with other operators and administrations. Customer’s performance of all obligations pursuant to this Agreement is subject to all applicable laws and regulations of both Canada and the United States, including without limitation ITAR and EAR, the Radiocommunication Act and the Communications Act, the rules and regulations of IC and of the FCC, and coordination agreements with other operators and administrations.
4.B. Use Conditions.
     4.B(1) Customer shall use the Service in accordance with (a) all applicable laws and regulations and (b) the conditions of use to be contained in a Commercial Operations Systems User’s Guide to be agreed to by the parties (the “User’s Guide”). Customer shall not use the Service for any unlawful purpose, ***. If Customer’s non-compliance with the preceding two sentences causes or threatens, or other circumstances arise from Customer’s use of the Service which cause or threaten, damage to the Satellite, *** Ciel may take actions (including suspension and/or restriction of Service) it reasonably believes necessary to ensure Customer’s compliance with the User’s Guide or Ciel’s compliance with law. Ciel shall provide Customer with advance notice as soon as reasonably practicable prior to taking any such action; provided that the foregoing shall not preclude Ciel from taking prompt action to preserve its interests. Ciel shall also provide continuous monitoring of the Satellite in accordance with generally accepted industry standards.
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ARTICLE 5. OPERATIONAL MATTERS
5.A. Service Access. Customer is responsible for providing, operating and maintaining the equipment necessary to access the Satellite and Service. When signals are being transmitted from an earth station provided by Customer, Customer shall be responsible for proper illumination of the Transponders. Should improper illumination be detected by Ciel, Customer shall be notified and shall take corrective action promptly. Ciel shall be solely responsible for providing TT&C service for the Satellite, and shall perform TT&C service to customary industry standards (and to no less than a reasonable degree of care). Customer at its expense shall provide Ciel with any descrambling or decoding devices that may be required for signal monitoring. At a mutually agreed time, and prior to Customer transmitting from its earth station(s), Customer shall demonstrate to Ciel’s designated Technical Operations Centre that its earth station(s) comply with the satellite access specifications contained in the User’s Guide.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

5.B. Action to Protect Satellite and Access to Spare Equipment.
     5.B(1) General. Ciel shall have sole and exclusive control of operation of the Satellite. If circumstances occur which in Ciel’s reasonable judgment pose a threat to the stable operation of the Satellite, Ciel shall have the right to take action it reasonably believes necessary to protect the Satellite, including discontinuance or suspension of operation of the Satellite or any Transponder, without any liability to Customer, except as otherwise set forth in this Agreement, *** If the discontinuance or suspension of operation is permanent, then, if the discontinuance applies to the entire Satellite, it shall be treated as a Satellite Failure for purposes of Section 2.C, and if the discontinuance applies to ***, it shall be treated as a Partial Loss or, if applicable, a Failed Payload for purposes of Section 2.C. Ciel shall give Customer as much notice as practical under the circumstances of any such discontinuance or suspension. If it becomes necessary to discontinue or suspend service ***
6.C. Survival. The provisions of this Article 6 shall survive expiration or termination of this Agreement indefinitely.
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7.C. Survival. The provisions of this Article 7 shall survive expiration or termination of this Agreement indefinitely.
ARTICLE 8. CONFIDENTIALITY AND NONDISCLOSURE
8.A. Certain Information Regarding Service. Except for disclosures required by a court or governmental agency or to assignees permitted under Section 10.I, each party hereby agrees not to disclose to third parties (without the prior written consent of the other party) the material terms and conditions of this Agreement (including but not limited to the prices, payment terms, schedules, protection arrangements, and restoration provisions thereof), and all information provided to Customer and Ciel related to the design and performance characteristics of the Satellite, and any subsystems or components thereof, including the Transponders. Notwithstanding the foregoing, Customer (and not Ciel) may disclose to its third-party customers making use of the Service, and Ciel (and not Customer) may disclose to its third party vendors and contractors providing services relating to the Satellite ***, the Technical Performance Specifications, the User’s Guide, and the protection arrangements and restoration provisions of the Service.
8.B. Proprietary Information.
     8.B(1) To the extent that either party discloses to the other any other information which it considers proprietary or is proprietary information of a third party, in written or tangible form, said party shall identify such information as proprietary when disclosing it to the other party by marking it clearly and conspicuously as proprietary information. Any proprietary disclosure to either party, if made orally, shall

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

be identified as proprietary information at the time of disclosure, if the disclosing party wishes to keep such information proprietary under this Agreement. Any such information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement.
     8.B(2) Neither party shall be liable for the inadvertent or accidental disclosure of such information marked as proprietary, if such disclosure occurs despite the exercising of the same degree of care as the receiving party normally takes to preserve and safeguard its own proprietary information (but not less than reasonable care) or if such information (a) is or becomes lawfully available to the public from a source other than the receiving party before or during the period of this Agreement, (b) is released in writing by the disclosing party without restrictions, (c) is lawfully obtained by the receiving party from a third party or parties without obligation of confidentiality, (d) is lawfully known by the receiving party prior to such disclosure and is not subject to any confidentiality obligations, or (e) is at any time lawfully developed by the receiving party completely independently of any such disclosure or disclosures from the disclosing party.
     8.B(3) In addition, neither party shall be liable for the disclosure of any proprietary information which it receives under this Agreement pursuant to judicial action or decree, or pursuant to any requirement of any Government or any agency or department thereof, having jurisdiction over such party, provided that in the reasonable opinion of counsel for such party such disclosure is required, and provided further that such party shall have given the other party notice, to the extent reasonably practical, prior to such disclosure.
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     8.C. Survival. The provisions of this Article 8 are in addition to, and not in lieu of, any agreements of the parties regarding confidentiality executed by the parties on or before the date hereof and shall survive expiration or termination of this Agreement indefinitely.
ARTICLE 9. TERMINATION
9.A. Termination for Default. In addition to any rights of termination provided in other Articles of this Agreement, either party may terminate this Agreement (a “Termination for Default”) (such a termination by Customer constituting a Refund Eligible Termination) by giving the other party written notice thereof in the event: (1) the other party materially breaches this Agreement *** and fails to cure such breach within *** days after receipt of written notice thereof ***; or (2) the other party becomes insolvent or the subject of insolvency proceedings, including without limitation if the other party is judicially declared insolvent or bankrupt, or if any assignment is made of the other party’s property for the benefit of its creditors or if a receiver, conservator, trustee in bankruptcy or other similar officer is appointed by a court of competent jurisdiction to take charge of all or any substantial part of the other party’s property, or if a petition is filed by or against the other party under any provision of the Bankruptcy Act (Canada) or the Bankruptcy Code (U.S.) now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after filing, or if a petition is filed by the other party under any provision of the Bankruptcy Act (Canada) or the Bankruptcy Code (U.S.) now or hereinafter enacted. ***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

9.D. Refunds. In the event of the expiration of this Agreement pursuant to Section 9.F(1), or in the event of termination by Customer or wrongful termination by Ciel pursuant to this Agreement, Ciel shall refund any portion of the Charges paid by Customer to Ciel which relates to Service not provided by Ciel, and no further Charges or other amounts shall be due for the period following expiration or termination. By way of clarification, this Section 9.D shall not limit Customer’s rights under this Agreement, at law, in equity or otherwise, in the event of Termination for Default or otherwise by Customer.
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9.F. Expiration of Agreement/ Survival.
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     9.F(2) Neither party shall have any further obligations or liability to the other under this Agreement in the event of the termination or expiration of this Agreement in accordance with this Article 9, except for any obligations or liability (a) arising prior to such termination or expiration, (b) expressly arising upon or as a result of such termination or expiration, (c) expressly described in this Agreement as surviving such expiration or termination, or (d) arising as a result of or in connection with the representations and warranties in Article 3.
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ARTICLE 10. GENERAL PROVISIONS
10.A. Force Majeure. If a Force Majeure Event under this Agreement has occurred and is continuing, then the performance obligations of the party directly affected by such Force Majeure Event under this Agreement shall be tolled for the duration of such Force Majeure Event and such party shall not be liable to the other by reason of any delay or failure in performance of this Agreement which arises out of such Force Majeure Event; provided that the party directly affected by such Force Majeure Event shall promptly take and continue to take all reasonable actions to abate such Force Majeure Event as soon as possible. *** If Service is unavailable as a result of a Force Majeure Event affecting the Satellite, then Customer’s obligation to pay the Charges shall be suspended during such period Service is unavailable and shall resume upon the Service becoming available.
10.B. No Implied Licence. Except to the extent that the Satellite and associated equipment are used for the Intended Purpose (or as otherwise set forth to the contrary in this Agreement) the provision of services or the conveying of any information under this Agreement shall not convey any licence by implication, estoppel or otherwise, under any patents or other intellectual property rights of Customer or Ciel, and their Affiliates, contractors and vendors ***.
10.C. No Third-Party Rights; No Fiduciary Relationship. This Agreement does not, is not intended to, and shall not be deemed or construed by the parties or by any third party to confer any enforceable rights or remedies on, or create any obligations or interests in, any person other than the signatories to this Agreement; or to create the relationship of principal and agent, partnership or joint venture or any other fiduciary relationship or association among the signatories to this Agreement.
10.D. No Waiver; Remedies Cumulative. No waiver, alteration, or modification of any of the terms of this Agreement shall be binding unless in writing and signed by all parties. All remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by a party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this Agreement in law or in equity.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

10.E. Costs and Legal Fees. In any action brought with respect to this Agreement by one party hereto against the other party hereto, in addition to any other money damages awarded by a court of competent jurisdiction, the prevailing party shall be entitled to recover from the other party its reasonable costs, including reasonable legal fees, in successfully bringing or defending against such action.
10.F. Governing Law and Exclusive Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws ***
10.H. Headings; Severability; Customer Purchase Orders. All titles and headings in this Agreement are for reference purposes only; they shall not affect the meaning or construction of the terms of this Agreement. If any part or parts of this Agreement are held to be invalid, the remaining parts of the Agreement shall continue to be valid and enforceable. Customer agrees that any purchase order or other similar document that Customer may issue in connection with this Agreement shall be for Customer’s internal purposes only and, therefore, even if acknowledged by Ciel, shall not in any way add to, subtract from, or in any way modify the terms and conditions of this Agreement.
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10.J. Inter-Party Waiver. Customer, on behalf of itself and its officers, employees, Affiliates, agents, insurers, owners and customers, agrees to accept the inter-party waiver and related indemnity provisions required by the applicable Launch Services Agreement for a launch, modified so as to apply to Customer and the launch services provider. Ciel likewise, on behalf of itself and its officers, employees, Affiliates, agents, insurers, owners and customers, agrees to accept the inter-party waiver and related indemnity provisions required by the applicable Launch Services Agreement for a launch, modified so as to apply to Ciel and the launch services provider. In no event shall such inter-party waiver and related indemnity provisions have any effect on the rights, obligations and liabilities of and between Customer and Ciel under this Agreement.
10.K. Publicity. Neither party shall in any way or in any form publicize or advertise in any manner this Agreement or the Services to be provided pursuant to this Agreement without the express written approval (which shall not be unreasonably withheld, conditioned or delayed) of the other party, obtained in advance, for each item of advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing; and approval, in each instance, shall be effective only if in writing and signed by said representative. Nothing herein shall prevent either party from providing IC, the FCC, or any other Governmental Entity, information concerning this Agreement as required by law or in response to a request for information by such Governmental Entity, provided that the party providing such information shall have given the other party notice, to the extent reasonably practical, prior to such disclosure. Notwithstanding the foregoing, either party may refer to the fact that Ciel is providing the Service to

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Customer without the other party’s prior approval so long as such statements are limited to a statement of such fact and are not an endorsement (positive or negative) of any product or service.
10.L. ITAR/EAR. Information exchanged under this Agreement may be subject to U.S. export control laws and regulations, such as the ITAR and the EAR. The parties agree that information subject to the export control laws and regulations shall not be disclosed or transferred to a third party without first obtaining written approval from the disclosing party and complying with all applicable U.S. export control laws and regulations.
10.M. Currency. All monetary amounts in this Agreement are expressed in U.S. dollars and shall be paid in U.S. dollars.
10.N. Documents. Subject to compliance with applicable legal requirements of Canada and the United States (e.g., ITAR and EAR), each party agrees to provide information and to execute, and if necessary to file with the appropriate Governmental Entities and international organizations, such documents as the other party shall reasonably request in order to carry out the purposes of this Agreement.
10.O. Survival. Neither party shall have any further obligations or liability to the other under this Agreement in the event of the termination or expiration of this Agreement, except for any obligations or liability (a) arising prior to such termination or expiration, (b) expressly arising upon or as a result of such termination or expiration, (c) expressly described in this Agreement as surviving such expiration or termination, (d) that logically would be expected to survive termination or expiration, or (e) arising as a result of or in connection with the representations, warranties and covenants in Article 3.
10.P. Entire Agreement. This Agreement contains the entire and exclusive understanding of the parties with respect to the subject matters hereof and, ***
ARTICLE 11. DEFINITIONS
     As used in this Agreement:
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C.	“Affiliate” means, with respect to a party, any person or entity (1) more than 50% of the capital securities of which on an as-converted basis are owned by, or (2) directly or indirectly controlling, controlled by, or under common control with, such party at the time when the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to a person or entity, shall mean the possession, directly or indirectly, of the power to (a) direct or cause the direction of management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise, or (b) select a majority of the Board of Directors of such person or entity. ***

D.	“Agreement” shall have the meaning specified in Section 1.A.
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H.	“Authorization” means any authorization, order, permit, approval, forbearance decision, grant, licence, consent, right, franchise, privilege or certificate of any Governmental Entity of competent jurisdiction, whether or not having the force of law.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

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K.	“BSS” means the Broadcasting-Satellite Service, as defined by the Radio Regulations of the ITU.

L.	“Business Day” means Monday through Friday, 8:30 a.m. to 5:00 p.m. (local time in Ottawa, Ontario) exclusive of banking holidays observed in Ottawa.
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R.	“Ciel” shall have the meaning specified in the preamble paragraph.

S.	“Ciel 2 Satellite” shall have the meaning specified in Section 1A.
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U.	“Communications Act” means the Communications Act of 1934 (United States), as amended.

V.	“Conditions of Licence” shall have the meaning specified in Subsection 2.G(3).
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EE.	“Customer” shall have the meaning specified in the preamble paragraph.
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JJ.	“EAR” means the United States Export Administration Act and Export Administration Regulations, as amended.

KK.	“Effective Date” shall have the meaning specified in the preamble paragraph.

LL.	“End-of-Life” means the date on which, in Ciel’s reasonable judgment, the Satellite should be taken out of service because of insufficient fuel, ***

NN.	“Extended Term” shall have the meaning specified in Section 1.C.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

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RR.	“FCC” means the United States Federal Communications Commission and any successor agency thereto.
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UU.	“Force Majeure Event” means acts of God, acts of the other party, acts of government authority, strikes or other labor disturbances, or any other cause beyond the reasonable control of that party, that (1) as to Ciel, relates to or affects its ability to provide the Service, (2) as to either party, relates to or affects that party’s ability to make a payment ***

VV.	“Governmental Entity” means any (1) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (2) subdivision, agent, commission, board, or authority of any of the foregoing, or (3) quasi-governmental or private body validly exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, in each case in the proper exercise of its governmental authority.
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XX.	“IC” means Canada’s Department of Industry and any successor agency thereto.

YY.	“In-Service” means that the Satellite *** is deployed at the Orbital Location, and, following Ciel testing and verification of the entire satellite, Ciel determines in its reasonable business judgment that such satellite or all usable capacity thereof, is ready for commercial operation in accordance with the applicable Technical Performance Specifications, provided that the satellite is not a Satellite Failure. Ciel agrees that it shall provide written notice of such determination to Customer on the date that Ciel makes its determination.

ZZ.	“In-Service Date” means the date on which the Satellite *** is In-Service.

AAA.	“Initial Term” shall have the meaning specified in Section 1.C.
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NNN.	“ITAR” means the United States Arms Export Control Act and International Traffic in Arms Regulations, as amended.

OOO.	“ITU” means the International Telecommunication Union.
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UUU.	“MRC” shall have the meaning specified in Subsection 2.B(1).
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ZZZ.	“Partial Loss” means any failure of a Transponder to operate in accordance with the Technical Performance Specifications that does not result in a Satellite Failure.

***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

BBBB.	“Prime Rate” means the “prime rate” of interest as shown in the Money and Investing Section of the Wall Street Journal as of the applicable date.
***
HHHH.	“Regulatory Provisions” means all applicable requirements of the Communications Act and the published policies, rules, decisions, and regulations of the FCC, in each case as amended from time to time.
***
KKKK.	“RFP” means a request for proposal.

LLLL.	“Satellite” means the Ciel-2 Satellite, ***
***
ZZZZ.	“Taxes” means taxes (including duties, fees or charges in the nature of taxes) levied by Governmental Authorities, ***.

AAAAA.	“Technical Performance Specifications” means the technical performance criteria for the Service on the Ciel-2 Satellite.
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DDDDD.	“Termination for Default” shall have the meaning specified in Section 9.A.
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IIIII.	“TT&C” means telemetry, tracking and control.
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KKKKK.	“User’s Guide” shall have the meaning specified in Subsection 4.B(1).
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*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this agreement as of the Effective Date.

CIEL SATELLITE
ECHOSTAR SATELLITE L.L.C.	COMMUNICATIONS INC.

By:	By:
(Signature)	(Signature)

Name:	Name:
(Typed or Printed Name)	(Typed or Printed Name)

Title:	Title:
***

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.